UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  October 14, 2011

KIT DIGITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34437	11-3447894
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

26 West 17th Street, 2nd Floor
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  +1 (212) 661-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

  CURRENT REPORT ON FORM 8-K

  KIT digital, Inc.

  October 14, 2011

Item 8.01.	Other Events.

On September 20, 2011, KIT digital, Inc. (the "Company") filed its Definitive Proxy Statement relating to its Annual Meeting of Stockholders to be held on October 21, 2011.  In connection with its Annual Meeting, the Company's Board of Directors recommended a vote approving an amendment to its 2008 Incentive Stock Plan (the "Plan") to increase the number of shares of common stock reserved for issuance under the Plan by 6,000,000 shares, to a new total of 9,500,000 shares.

              After mailing the Proxy Statement, the Company learned that a proxy advisory firm, Institutional Shareholder Services ("ISS"), did not recommend approval of the Plan amendment due in part to certain language that ISS interprets as suggesting that the Plan permits the Company to reprice stock options without stockholder approval.  Accordingly, ISS recommended a vote "AGAINST" the proposal to amend the Plan.

              To clarify, the Company does not plan to reprice stock options without stockholder approval.  Accordingly, the Company is amending the Plan, subject to stockholder approval, to explicitly prohibit repricing by adding the following language to Section 5(k) of the Plan:

Notwithstanding anything to the contrary contained herein, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities, or similar transaction(s)), the Board or the Committee may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options to reduce the exercise price of any such outstanding Options; (ii) cancel outstanding Options in exchange for Options with an exercise price that is less than the exercise price of the original Options; or (iii) cancel outstanding Options with an exercise price above the Fair Market Value per share in exchange for cash or other securities.

A copy of the Plan, as amended, is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, to address potential stockholder concerns regarding the number of equity compensation awards the Company intends to grant in a given year, the Compensation Committee of the Company’s Board of Directors approved an annual burn rate commitment pursuant to which the number of shares subject to awards to be granted during 2011, 2012 and 2013 will not exceed, as an average over the three-year period, 7.26% of the Company’s outstanding shares per year (measured as the weighted-average common shares outstanding, excluding treasury shares, for each year).  For purposes of this calculation, one full value share may equal up to 2.0 option shares, as calculated consistent with ISS policy regarding the volatility of the company’s common stock, which may change from year to year.

              The Plan, as amended, will be presented for stockholder approval at the Company's Annual Meeting of Stockholders.  Any vote "FOR" or "AGAINST" the Plan proposal using the proxy card previously made available by the Company to the stockholders of record of the Company or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote "FOR" or "AGAINST" the Plan, as amended.  If any stockholder has already returned their properly executed proxy card and would like to change their vote on any matter, such stockholder may revoke their proxy before it is voted at the Annual Meeting of Stockholders by submission of a proxy bearing a later date by mail or by attending the Annual Meeting in person and casting a ballot or as otherwise described in the Company's Proxy Statement.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description

10.1	2008 Incentive Stock Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

Date: October 14, 2011	By:	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chairman and Chief Executive Officer